GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED MARCH 31, 2019

Disclaimer Some of the statements in this presentation constitute forward-looking statements, N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. which relate to future events or our future performance or financial condition. The This presentation contains statistics and other data that have been obtained from forward-looking statements contained in this presentation involve risks and or compiled from information made available by third-party service providers. We uncertainties, including statements as to: our future operating results; our business have not independently verified such statistics or data. prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual Additional Information and Where to Find It arrangements and relationships with third parties; actual and potential conflicts of This communication relates to a proposed business combination (the “Merger”) interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other involving us and Golub Capital Investment Corporation (“GCIC”), along with related affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our proposals for which stockholder approval will be sought (collectively, the future success on the general economy and its effect on the industries in which we “Proposals”). In connection with the Proposals, each of GBDC and GCIC intend to invest; the ability of our portfolio companies to achieve their objectives; the use of file relevant materials with the SEC, including a registration statement on Form N- borrowed money to finance a portion of our investments; the adequacy of our 14, which will include a joint proxy statement of GBDC and GCIC and a prospectus financing sources and working capital; the timing of cash flows, if any, from the of GBDC. This communication does not constitute an offer to sell or the solicitation operations of our portfolio companies; general economic and political trends and of an offer to buy any securities or a solicitation of any vote or approval. No offer of other external factors; the ability of GC Advisors to locate suitable investments for securities shall be made except by means of a prospectus meeting the us and to monitor and administer our investments; the ability of GC Advisors or its requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF affiliates to attract and retain highly talented professionals; our ability to qualify and GBDC AND GCIC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH maintain our qualification as a regulated investment company and as a business THE SEC, INCLUDING THE JOINT PROXY STATEMENT OF GBDC AND GCIC development company; general price and volume fluctuations in the stock market; REGARDING THE PROPOSALS (THE “PROXY STATEMENT”) WHEN IT BECOMES the impact on our business of the Dodd-Frank Wall Street Reform and Consumer AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, Protection Act and the rules and regulations issued thereunder and any actions BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GBDC, GCIC, toward repeal thereof; and the effect of changes to tax legislation and our tax THE MERGER AND THE PROPOSALS. Investors and security holders will be able to position. obtain the documents filed with the SEC free of charge at the SEC’s web site, Such forward-looking statements may include statements preceded by, followed by http://www.sec.gov or, for documents filed by GBDC, from GBDC’s website at or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” http://www.golubcapitalbdc.com. “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” Participants in the Solicitation “plan” or similar words. GBDC and GCIC and their respective directors, executive officers and certain other We have based the forward-looking statements included in this presentation on members of management and employees of GC Advisors and its affiliates, may be information available to us on the date of this presentation. Actual results could deemed to be participants in the solicitation of proxies from the stockholders of differ materially from those anticipated in our forward-looking statements and GBDC and GCIC in connection with the Proposals. Information regarding the future results could differ materially from historical performance. We undertake no persons who may, under the rules of the SEC, be considered participants in the obligation to revise or update any forward-looking statements, whether as a result solicitation of the GBDC and GCIC stockholders in connection with the Proposals of new information, future events or otherwise. You are advised to consult any will be contained in the Proxy Statement when such document becomes available. additional disclosures that we may make directly to you or through reports that we This document may be obtained free of charge from the sources indicated above. have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form 2

Summary of Quarterly Results Second Fiscal Quarter 2019 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended March 31, 2019 was $17.8 million, or $0.29 per share, as compared to $18.4 million, or $0.31 per share, for the quarter ended December 31, 2018. − Net investment income for the quarter ended March 31, 2019 was $20.1 million, or $0.33 per share, as compared to $19.8 million, or $0.33 per share, for the quarter ended December 31, 2018. Excluding a $0.7 million reversal in the accrual for the capital gain incentive fee, net investment income for the quarter ended March 31, 2019 was $19.4 million, or $0.321 per share, as compared to $19.3 million, or $0.321 per share, excluding a $0.5 million reversal in the accrual for the capital gain incentive fee for the prior quarter. − Net realized and unrealized loss on investments and foreign currency of $2.3 million, or $0.04 per share, for the quarter ended March 31, 2019 was the result of $1.9 million of net realized losses and $0.4 million of net unrealized depreciation. This compares to a net realized and unrealized loss on investments and foreign currency of $1.4 million, or $0.02 per share, for the prior quarter. − New middle-market investment commitments totaled $116.1 million for the quarter ended March 31, 2019. Approximately 90% of the new investment commitments were one stop loans, 8% were senior secured loans, and 2% were investments in Senior Loan Fund LLC and equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 1.9%, or $36.5 million, during the quarter ended March 31, 2019. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, Golub Capital BDC, Inc. (the “Company”) has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of March 31, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $4.4 million, of which none was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of March 31, 2019. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with the Investment Advisory Agreement as of December 31, 2017 and 2018 , respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share. 3

Financial Highlights

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Earnings per share	$ 0.39	$ 0.36	$ 0.26	$ 0.31	$ 0.29
Net investment income per share	0.31	0.31	0.34	0.33	0.33
Accrual for (Reversal of) capital gain incentive fee per share	0.01	0.02	(0.02)	(0.01)	(0.01)
Net investment income before accrual for capital gain incentive fee per share [1]	0.32	0.33	0.32	0.32	0.32
Net realized/unrealized gain (loss) per share	0.08	0.05	(0.08)	(0.02)	(0.04)
Net asset value per share	**16.11**	**16.15**	**16.10**	**15.97**	**15.95**
Distributions paid per share [2]	0.32	0.32	0.32	0.44	0.32

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Investments in Portfolio Companies, at Fair Value (000s)	$ 1,664,816	$ 1,705,936	$ 1,711,757	$ 1,849,564	$ 1,883,271
Investments in Senior Loan Fund LLC ("SLF"), at Fair Value (000s)	$ 94,991	$ 92,579	$ 71,084	$ 68,915	$ 71,742
Total Fair Value of Investments (000s)	$ 1,759,807	$ 1,798,515	$ 1,782,841	$ 1,918,479	$ 1,955,013
Number of Portfolio Company Investments [3]	189	192	199	212	211
Average Investment Size (000s) [3]	$ 8,809	$ 8,885	$ 8,602	$ 8,724	$ 8,925
Fair Value as a Percentage of Principal (Loans)	99.1%	99.2%	99.1%	99.0%	98.9%

1. As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, Golub Capital BDC, Inc. (the "Company") has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors (the "Investment Advisory Agreement"). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. As of March 31, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $4.4 million, of which none was payable as a capital gain incentive fee pursuant to the Investment Advisory Agreement as of March 31, 2019. Any payment due under the terms of the Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with the Investment Advisory Agreement as of December 31, 2017 and 2018, respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
2. Includes a special distribution of $0.12 per share in Q1 2019.
3. Excludes SLF.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $116.1 million for the quarter ended March 31, 2019.
- Total investments at fair value increased by 1.9%, or $36.5 million, as of March 31, 2019 from December 31, 2018.

Select Portfolio Funds Roll Data (in millions)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
New Investment Commitments	$ 138.4	$ 198.5	$ 182.3	$ 203.1	$116.1
Exits and Sales of Investments [1]	105.9	157.0	168.3	63.6	82.6
Net Funds Growth [2]	36.4	38.7	(15.7)	135.6	36.5

Asset Mix of New Investments	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Senior Secured	20%	12%	14%	20%	8%
One Stop	77%	86%	85%	77%	90%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%	0%[3]	0%	0%	0%[3]
Investment in SLF	2%	1%	0%[4]	0%	2%
Equity	1%	1%	1%	3%	0%[3]

1. Includes full and partial payoffs and sales to SLF. Excludes a return of capital distribution by SLF of $25.5 million during the quarter ended September 30, 2018.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
3. Represents an amount less than 1%.
4. For the quarter ended September 30, 2018, we have excluded a $5.4MM capital contribution to SLF in determining the mix of new investments as this was offset by a subsequent return of capital distribution by SLF of $25.5 million. Prior quarters included capital contributions in the mix of new investments and were not offset by return of capital distributions (if any).

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Portfolio Highlights – Portfolio Diversity as of March 31, 2019 Investment Portfolio $1,883mm1 // 211 Investments1 – Average Size $8.9mm Historical Investment Portfolio ($mm) $2,000 $1,955 $1,918 4% 4% $1,799 $1,783 2% $1,800 $1,760 2% 5% 4% 1% 5% 1% 2% 2% 3% $1,600 1% 1% 1% Inv. in SLF $1,400 Equity $1,200 Sub. Debt 2 $1,000 80% 80% 80% 80% 80% Second Lien $800 One Stop $600 Senior $400 Secured $200 11% 12% 13% 13% 13% $- Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 1. Excludes investment in SLF. 2. The subordinated debt investments held in all periods presented represent an amount less than 1.0%. 6

Portfolio Highlights – Portfolio Diversity as of March 31, 2019 Diversity by Investment Size Industry Diversity of Investments SLF Top 10 4% Investments Diversified/Conglomerate Service 30% 19% Healthcare, Education and Childcare 18% Electronics 7% Retail Stores 7% Top 25 Investments Beverage, Food and Tobacco 5% Remaining 37% 186 Investments Leisure, Amusement, Motion Pictures, Entertainment 5% 59% Diversified/Conglomerate Manufacturing 4% Personal and Non Durable Consumer Products (Mfg. Only) 4% % Interest Rate on Loans1 Fixed - 0.1% Buildings and Real Estate 3% Insurance 3% SLF 4% Other 10% 99.9% Floating 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 7

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Weighted average interest rate of new investments[1]	8.4%	7.8%	8.2%	7.7%	8.7%
Weighted average interest rate on investments that were sold or paid-off[2]	7.9%	8.2%	9.2%	8.5%	8.7%
Weighted average spread over LIBOR of new floating rate investments	6.4%	5.7%	5.9%	5.3%	6.0%
Weighted average interest rate of new fixed rate investments	9.9%	8.0%	N/A	11.0%	8.0%
Weighted average fees on new investments	1.5%	1.0%	1.2%	1.3%	1.2%



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.8%
9.1%
9.3%
9.1%
9.2%
8.2%
8.5%
8.8%
8.6%
8.8%
5.0%
5.0%
5.0%
4.8%
5.0%
3.9%
4.1%
4.3%
4.3%
4.2%
2.3%
2.3%
2.4%
2.8%
2.6%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Investment income yield[3]
Income yield[4]
Weighted average net investment spread[5]
Weighted average cost of debt[6]
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes exits on investments on non-accrual status.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
5. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
6. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Fundamental credit quality as of March 31, 2019 remained strong with non-accrual investments as a percentage of total debt investments at cost and fair value of 0.5% and 0.2%, respectively. − During the quarter ended March 31, 2019, the number of non-accrual investments remained flat at three investments. − Over 90% of the investments in our portfolio continue to have an Internal Performance Rating1 of 4 or higher as of March 31, 2019. Non-Accrual – Debt Investments Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Non-accrual investments at amortized cost (000s) $ 4,503 $ 19,348 $11,728 $11,905 $8,484 Non-accrual investments / total debt investments at amortized cost 0.3% 1.2% 0.7% 0.7% 0.5% Non-accrual investments at fair value (000s) $ 1,829 $ 13,262 $5,625 $4,588 $3,410 Non-accrual investments / total debt investments at fair value 0.1% 0.8% 0.3% 0.3% 0.2% 1. Please see Internal Performance Ratings definitions on the following page. 9

Portfolio Highlights – Portfolio Ratings Portfolio Risk Ratings September 30, 2018 December 31, 2018 March 31, 2019 Investments at % of Investments at % of Investments at % of Internal Fair Value Total Fair Value Total Fair Value Total Performance Rating (000s) Portfolio (000s) Portfolio (000s) Portfolio 5 $ 113,873 6.4% $ 107,807 5.6% $ 116,854 6.0% 4 $ 1,455,754 81.6% $ 1,612,115 84.0% $ 1,644,156 84.1% 3 $ 195,414 11.0% $ 178,529 9.3% $ 176,088 9.0% 2 $ 17,250 1.0% $ 20,012 1.1% $ 17,899 0.9% 1 $ 550 0.0%* $ 16 0.0%* $ 16 0.0%* Total $ 1,782,841 100.0% $ 1,918,479 100.0% $ 1,955,013 100.0% Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1% 10

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)				As of		
	March 31, 2018 (unaudited)	June 30, 2018 (unaudited)	September 30, 2018 (audited)	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)
Assets					
Investments, at fair value	$ 1,759,807	$ 1,798,515	$ 1,782,841	$ 1,918,479	$ 1,955,013
Cash, cash equivalents and foreign currencies	5,868	6,925	6,037	13,002	5,842
Restricted cash, cash equivalents and foreign currencies	42,488	65,282	39,668	40,703	70,308
Other assets	7,870	6,853	7,006	7,623	8,445
Total Assets	$ 1,816,033	$ 1,877,575	$ 1,835,552	$ 1,979,807	$ 2,039,608
Liabilities					
Debt	$ 835,200	$ 875,950	$ 845,683	$ 971,814	$ 1,051,173
Unamortized debt issuance costs	(3,920)	(3,128)	(2,934)	(3,796)	(4,938)
Other short-term borrowings	-	9,425	-	21,687	-
Interest payable	2,662	6,783	4,135	7,128	9,851
Management and incentive fee payable	15,159	16,749	17,671	15,494	15,017
Other liabilities	2,576	2,474	2,143	2,526	2,270
Total Liabilities	851,677	908,253	866,698	1,014,853	1,073,373
Total Net Assets	964,356	969,322	968,854	964,954	966,235
Total Liabilities and Net Assets	$ 1,816,033	$ 1,877,575	$ 1,835,552	$ 1,979,807	$ 2,039,608
Net Asset Value per Share	$ 16.11	$ 16.15	$ 16.10	$ 15.97	$ 15.95
GAAP leverage	0.87x	0.92x	0.88x	1.04x	1.10x
Regulatory leverage [1]	0.58x	0.63x	0.59x	0.75x	0.80x
Asset coverage [1,2]	272.3%	258.5%	269.5%	234.0%	225.0%
Number of common shares outstanding	59,867,531	60,006,524	60,165,454	60,422,239	60,587,403

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of our small business investment company ("SBIC") subsidiaries from our asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.
2. On February 6, 2019, the asset coverage ratio under the 1940 Act applicable to the Company decreased to 150% from 200%. The reduced asset coverage requirement was approved by stockholders on February 5, 2019.

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Quarterly Operating Results For the three months ended (Dollar amounts in 000s, March 31, 2018 June 30, 2018 September 30, 2018 December 31, 2018 March 31, 2019 except share and per share data) (unaudited) (unaudited) (unaudited) (unaudited) (unaudited) Investment Income Interest income $ 34,369 $ 35,877 $ 37,334 $ 38,850 $ 41,661 Dividend income 1,866 2,060 2,235 39 19 Fee income 662 459 859 522 125 Total Investment Income 36,897 38,396 40,428 39,411 41,805 Expenses Interest and other debt financing expenses 7,906 8,556 8,998 9,784 10,636 Base management fee 5,929 6,125 6,230 6,439 6,594 Incentive fee – net investment income 2,191 2,832 4,471 2,461 3,735 Incentive fee – capital gains 820 741 (816) (478) (669) Other operating expenses 1,523 1,426 1,279 1,388 1,453 Total Expenses 18,369 19,680 20,162 19,594 21,749 Net Investment Income 18,528 18,716 20,266 19,817 20,056 Net Gain (Loss) on Investments and Foreign Currency Net realized gain (loss) on investments and foreign currency (618) 14,839 2,834 (1,978) (1,861) transactions Net unrealized appreciation (depreciation) on investments and 5,122 (11,835) (7,197) 600 (407) foreign currency translation Net gain (loss) on investments and foreign currency 4,504 3,004 (4,363) (1,378) (2,268) Net Increase in Net Assets Resulting from Operations $ 23,032 $ 21,720 $ 15,903 $ 18,439 $ 17,788 Per Share Earnings Per Share $ 0.39 $ 0.36 $ 0.26 $ 0.31 $ 0.29 Net Investment Income Per Share $ 0.31 $ 0.31 $ 0.34 $ 0.33 $ 0.33 Distributions Paid 1 $ 0.32 $ 0.32 $ 0.32 $ 0.44 $ 0.32 Weighted average common shares outstanding 59,744,054 59,872,113 60,011,707 60,176,619 60,429,580 1. Includes a special distribution of $0.12 per share for the quarter ended December 31, 2018 12

Financial Performance Highlights Quarterly Distributions Annualized Return on Average Equity1 $0.50 $0.44 12% $0.40 $0.12 9.7% $0.30 10% 9.0% 5 qtr. $0.20 wtd. avg.: $0.32 $0.32 $0.32 $0.32 $0.32 8% 7.5% 7.5% 8.0% $0.10 6.5% $0.00 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 6% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Regular Distribution Special Distribution Net Income GBDC Quarterly NAV per Common Share Since FY 2014 Q4 $16.48 $16.37 $16.44 $16.43 $16.42 $16.40 $16.50 $16.26 $16.33 $16.13 $16.25 $15.96 $15.99 $15.89 $15.85 $15.88 $16.00 $15.74 $15.80 $16.15 $15.55 $15.55 $15.61 $16.08 $16.04 $16.11 $16.10 $15.75 $15.96 $16.01 $15.97 $15.95 $15.89 $15.85 $15.88 $15.88 $15.50 $15.74 $15.80 $15.74 $15.61 $15.25 $15.55 $15.55 $15.00 $14.75 $14.50 $14.25 $14.00 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Net Asset Value per Common Share Net Asset Value per Common Share If No Special Distributions Were Paid2 1. The net income annualized return on average equity is calculated as (a) the net increase in net assets resulting from operations for the period presented divided by (b) the daily average of total net assets and does not represent a return to any investor in the Company. 2. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per common share for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV after payment of regular distributions. 13

Portfolio Highlights – Senior Loan Fund LLC

- The annualized quarterly return was 6.3% for the quarter ended March 31, 2019. The quarterly return improved from the prior quarter but continues to be impacted by a few underperforming investments.
- Total investments at fair value for the quarter ended March 31, 2019 were $169.5 million, a decrease of 2.8%, or $5.0 million, from December 31, 2018.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (audited)	**December 31, 2018** (unaudited)	**March 31, 2019** (unaudited)
Total investments, at fair value	$ 255,500	$ 226,036	$ 179,180	$ 174,444	$ 169,492
Cash and other assets	10,024	3,749	7,146	6,248	3,669
Total assets	$ 265,524	$ 229,785	$ 186,326	$ 180,692	$ 173,161
Senior credit facility	$ 156,550	$ 123,500	$ 104,622	$ 101,404	$ 90,588
Unamortized debt issuance costs	(211)	(84)	(18)	--	--
Other liabilities	623	565	484	528	583
Total liabilities	156,962	123,981	105,088	101,932	91,171
Members' equity	108,562	105,804	81,238	78,760	81,990
Total liabilities and members' equity	$ 265,524	$ 229,785	$ 186,326	$ 180,692	$ 173,161
Senior leverage	1.44x	1.17x	1.29x	1.29x	1.10x

(Dollar amounts in 000s)

	For the three months ended				
GBDC Return on Investments in SLF	**March 31, 2018** (unaudited)	**June 30, 2018** (unaudited)	**September 30, 2018** (unaudited)	**December 31, 2018** (unaudited)	**March 31, 2019** (unaudited)
Total income (loss)	$ 1,141	$ 1,475	$ 861	$ 106	$ 1,077
Annualized total return [1]	5.0%	6.2%	3.6%	0.6%	6.3%

1. The Company's annualized return on investments in SLF is calculated by dividing total income (loss) earned on the Company's investments in SLF by the daily average of its investments in the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in SLF and the income from such investments.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $5.8 million as of March 31, 2019. − Restricted cash, cash equivalents and foreign currencies totaled $70.3 million as of March 31, 2019. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Morgan Stanley Revolving Credit Facility –As of March 31, 2019, subject to leverage and borrowing base restrictions, we had approximately $23.5 million of remaining commitments and $23.5 million of availability on our $200.0 million revolving credit facility. − SBIC Debentures – As of March 31, 2019, through our SBIC licensees, we had $53.0 million of unfunded debenture commitments, of which $12.5 million was available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver– As of March 31, 2019, we had $20.0 million of remaining commitments and availability on our $20.0 million unsecured line of credit with GC Advisors. 15

Debt Facilities*

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1-R Notes	Aaa/AAA	$130.8	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class A-2-R Notes	Aaa/AAA	$13.6	3-Month LIBOR + 0.95%	April 25, 2026	April 28, 2018
Class B-R Notes	Aa1/AA	$35.0	3-Month LIBOR + 1.40%	April 25, 2026	April 28, 2018
Total Notes Issued [1]		**$179.4**			

2018 Debt Securitization

Tranche	Rating (S/F)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A 2018 Notes	AAA/AAA	$327.0	3-Month LIBOR + 1.48%	January 20, 2031	January 20, 2023
Class B 2018 Notes	AA/NR	$61.2	3-Month LIBOR + 2.10%	January 20, 2031	January 20, 2023
Class C-1 2018 Notes	A/NR	$20.0	3-Month LIBOR + 2.80%	January 20, 2031	January 20, 2023
Total Notes Issued [2]		**$408.2**			

Other Debt Facilities

Issuer	Outstanding ($mm)	Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Morgan Stanley Revolving Credit Facility [3]	$176.6	$200.0	1-Month LIBOR + 2.05%	February 1, 2024	February 1, 2021
GC SBIC IV, L.P.	$115.0	$115.0	3.2%[4]	10-year maturity after drawn	N/A
GC SBIC V, L.P.	$150.0	$175.0	3.5%[4]	10-year maturity after drawn	N/A
GC SBIC VI, L.P.	$22.0	$50.0	3.1%[4]	10-year maturity after drawn	N/A
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

* Information is presented as of March 31, 2019.
1. The Class C-R Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by the Company.
2. The Class C-2 2018 Notes, Class D 2018 Notes and Subordinated 2018 Notes issued in the 2018 Debt Securitization, totaling $38.8 million, $42.0 million, and $113.4 million, respectively, were retained by the Company.
3. Includes non US. dollar ("USD") borrowings denominated in Canadian dollars ($5.4 million USD equivalent) and in Euros ($15.5 million USD equivalent).
4. The SBA debentures have interest rates that are fixed at various pooling dates and the interest presented represents the weighted average rate on all outstanding debentures for each licensee as of March 31, 2019.

GOLUB CAPITAL

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Common Stock and Distribution Information Common Stock Data 1 Fiscal Year Ending September 30, 2018 High Low End of Period First Quarter $19.41 $18.20 $18.20 Second Quarter $18.44 $17.62 $17.89 Third Quarter $18.67 $17.83 $18.30 Fourth Quarter $19.14 $18.40 $18.75 Fiscal Year Ending September 30, 2019 High Low End of Period First Quarter $19.01 $16.38 $16.49 Second Quarter $18.65 $16.62 $17.88 1. Based on closing stock price. Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) August 2, 2017 September 6, 2017 September 29, 2017 $0.32 Quarterly $19,026 November 17, 2017 December 12, 2017 December 28, 2017 $0.32 Quarterly $19,065 November 17, 2017 December 12, 2017 December 28, 2017 $0.08 Special $ 4,766 February 6, 2018 March 8, 2018 March 30, 2018 $0.32 Quarterly $19,117 May 4, 2018 June 8, 2018 June 28, 2018 $0.32 Quarterly $19,158 August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,202 November 27, 2018 December 12, 2018 December 28, 2018 $0.32 Quarterly $19,253 November 27, 2018 December 12, 2018 December 28, 2018 $0.12 Special $7,220 February 5, 2019 March 7, 2019 March 28, 2019 $0.32 Quarterly $19,335 May 7, 2019 June 7, 2019 June 28, 2019 $0.32 Quarterly $19,3881 1. Estimated based on 60,587,403 of shares outstanding as of March 31, 2019. 17

GBDC/GCIC Merger Rationale We remain excited about the pending merger with Golub Capital Investment Corporation (“GCIC”) and believe it is compelling for GBDC and its stockholders for several reasons: Accretive to Net Asset Value − The contemplated transaction would be approximately 4.5% accretive to GBDC’s NAV per share based on GBDC’s NAV per share as of March 31, 2019 and GCIC’s 73,242,693 shares (“NAV”) outstanding and estimated NAV per share of $15.00 as of March 31, 2019 Value Creation From GBDC NAV − Potential for value creation if post-merger GBDC continues to trade at a premium to book Per Share Accretion value comparable to or higher than its 3-year average1 − GBDC’s Board of Directors intends to increase the quarterly dividend to $0.33 per share Potential for Dividend Increase post-merger, provided that it reserves the right to revisit this intention if market conditions or GBDC’s prospects meaningfully change − GBDC would be the 4th largest externally managed, publicly traded BDC by assets2 Increased Scale and Liquidity − Larger BDCs generally have greater liquidity Acquisition of a Known, − The combined company’s portfolio is expected to look very similar to GBDC’s standalone Diversified Portfolio of Assets portfolio given the significant overlap of both companies’ investments Greater Access to Long-Term, − The increased scale of the combined company may enable better access to securitization Low-Cost, Flexible Debt Capital markets, future debt facility consolidation and potential cost reductions Potential for Operational − Combined company is expected to realize annual synergies of approximately $0.9 million Synergies 1. As of March 31, 2019. 2. Based on a pro forma merger using balance sheet assets at fair value as of March 31, 2019 for GBDC and GCIC and the most recently available data for other externally managed, publicly traded BDCs. 18